Eagle Ford Oil and Gas Corp. 8-K

Exhibit 99.3

Eagle Ford Oil & Gas Corp.
Unaudited Pro Forma Condensed Combined Financial Statements

On June 20, 2011, (the “Closing Date”) pursuant to an Asset Purchase Agreement (the “Agreement”), Eagle Ford Oil & Gas Corp. (“Eagle Ford” or the “Company”) acquired all of the membership interests of Sandstone Energy, L.L.C. (“Sandstone”) in exchange for 17,857,113 shares of Common Stock of the Company. Following the acquisition, the shares issued to the former owners of Sandstone constituted 82% of the company’s common stock resulting in a change of control. The Agreement provided for contingent consideration equal to 6% of Eagle Ford’s then issued and outstanding shares of common stock, determined immediately following the Closing Date, on a fully diluted basis, (the “Contingent Consideration”) to all record owners of Eagle Ford’s common stock immediately prior to the Reverse Merger, issued and apportioned to each such owner based upon the percentage of such stock owned immediately prior to the Closing, if and upon successful noncash resolution within one year from Closing Date of an unsatisfied judgment issued against Eagle Ford prior to the acquisition of Sandstone.

The acquisition is accounted for as a “reverse acquisition” in which Sandstone is deemed to be the “Acquirer” and Eagle Ford is deemed to be the “Acquiree”. Sandstone is an oil and gas exploration and production company headquartered in Houston, Texas. Sandstone specializes in acquiring, exploring and developing oil and gas properties along the Gulf Coast of Texas and Louisiana and as of the acquisition held a 38.75% working interest in approximately 2,400+ acres, in Lee County, Texas.

The following Unaudited Pro Forma Combined Balance Sheet at March 31, 2011 combines the historical consolidated balance sheets of Eagle Ford and Sandstone, giving effect to the acquisition as if it had been consummated on March 31, 2011. The Unaudited Pro Forma Combined Statement of Income for the three months ended March 31, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of income of Eagle Ford and Sandstone, giving effect to the acquisition as if it had occurred on January 1, 2011 and January 1, 2010, respectively. The unaudited pro forma combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma combined financial statements;

•	The Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011;

•
The Company’s separate historical audited consolidated financial statements and the related notes for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

•
Sandstone’s separate historical unaudited consolidated financial statements and related notes as of and for the three months ended March 31, 2011, included in this Current Report on Form 8-K as exhibit 99.2; and

•	Sandstone’s separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2010, included in this Current Report on Form 8-K as exhibit 99.1.

The unaudited pro forma combined financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

	March 31, 2011
	Historical		Pro Forma
	Eagle Ford	Sandstone	Adjustments		Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,226	$204,330	$-		$220,556
Accounts receivable, net	-	107,065			107,065
Accounts receivable oil and gas – related party	18,108	-			18,108
Deferred financing cost, net	14,833	-			14,833
Prepaid expenses	14,617	-			14,617
Total current assets	63,784	311,395			375,179

Property and equipment
Oil and gas properties, using full cost accounting
Costs subject to amortization	250,303	-			250,303
Costs not subject to amortization	-	2,533,537			2,533,537
Pipeline transmission properties	100,000	-			100,000
Equipment	10,298	-			10,298
Less: accumulated depreciation and depletion	(83,151)	-			(83,151)
Total property and equipment, net	277,450	2,533,537			2,810,987

Goodwill	-	-	-	(a)	-

TOTAL ASSETS	$341,234	$2,844,932	$-		$3,186,166

LIABILITIES AND SHAREHOLDERS’ AND MEMBER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$107,876	$1,520		$	$109,396
Accounts payable – related parties	15,158	-			15,158
Accrued expenses	508,844	119,585			628,429
Accrued expenses – related parties	46,161	-			46,161
Short-term debt	1,918,709	115,000			2,033,709
Short-term debt – related parties	35,077	891,500			926,577
Convertible debentures, net of debt discount	429,660	-			429,660
Total current liabilities	3,061,485	1,127,605			4,189,090

Derivative liability	-	-	438,680	(b)	438,680
Asset retirement obligation	311	20,511			20,822
TOTAL LIABILITIES	3,061,796	1,148,116	438,680		4,648,592

Commitments and contingencies

SHAREHOLDERS’AND MEMBERS’ EQUITY (DEFICIT)
Preferred stock	304	-	(304)	(b)	-
Common stock	3,006	-	18,796	(c)	21,802
Additional paid in capital	14,798,166	-	(12,216,987)	(c)	2,581,179
Members’ capital	-	255,672	(255,672)	(c)	-
Accumulated deficit	(17,522,038)	-	12,015,487	(d)	(5,506,551)
Total shareholders’ and members’ equity (deficit)	(2,720,562)	255,672	(438,680)		(2,903,570)
Noncontrolling interest	-	1,441,144			1,441,144
Total equity (deficit)	(2,720,562)	1,696,816	(438,680)		(1,462,426)
TOTAL LIABILITIES AND SHAREHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)	$341,234	$2,844,932	$-		$3,186,166

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Three Months Ended March 31, 2011
	Historical		Pro Forma
	Eagle Ford	Sandstone	Adjustments		Combined

REVENUE	$11,954	$141,680	$		$153,634

OPERATING EXPENSES
Lease operating expenses	1,676	38,805			40,481
General and administrative expenses	76,485	193,862			270,347
Depreciation, depletion and amortization	7,153	-			7,153
Accretion of asset retirement obligation	-	439			439
Impairment of goodwill			4,495,824	(a)	4,495,824
Total operating expenses	85,314	233,106	4,495,824		4,814,244

Operating loss	(73,360)	(91,426)	(4,495,824)		(4,660,610)

OTHER INCOME (EXPENSES)
Interest expense	(152,257)	(18,398)			(170,655)
Total other income (expenses)	(152,257)	(18,398)			(170,655)

Net income (loss)	(225,617)	(109,824)	(4,495,824)		(4,831,265)

Net loss attributable to non-controlling interest	-	37,706			37,706
Net income (loss) attributable to Company	(225,617)	(147,530)	(4,495,824)		(4,868,971)
Dividends applicable to preferred stock	(30,394)	-			(30,394)
Net loss attributable to common shareholders of Company	$(256,011)	$(147,530)	$(4,495,824)		$(4,899,365)

Net loss attributable to Company per common share – basic and diluted	$(0.09)				$(0.23)

Weighted average shares outstanding	2,978,978		18,220,811		21,199,789

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2010
	Historical		Pro Forma
	Eagle Ford	Sandstone	Adjustments		Combined

REVENUE	$78,301	$334,113	$		$412,414

OPERATING EXPENSES
Lease operating expenses	106,449	50,049			156,498
General and administrative expenses	495,749	565,786			1,061,535
Depreciation, depletion and amortization	27,652	-			27,652
Accretion of asset retirement obligation	-	1,172			1,172
Impairment of oil and gas property	769,743	-			769,743
Loss on disposal of property	7,780	-			7,780
Impairment of goodwill	-	-	4,495,824	(a)	4,495,824
Total operating expenses	1,407,373	617,007	4,495,824		6,520,204

Operating loss	(1,329,072)	(282,894)	(4,495,824)		(6,107,790)

OTHER INCOME (EXPENSES)
Interest expense	(368,758)	(43,295)			(412,053)
Gain on settlement of debt converted to common stock	28,786	-			28,786
Gain on ECCO Biofuels settlement	30,000	-			30,000
Total other income (expenses)	(309,972)	(43,295)			(353,267)

Net income (loss)	(1,639,044)	(326,189)	(4,495,824)		(6,461,057)

Net loss attributable to non-controlling interest	-	137,616			137,616
Net income (loss) attributable to Company	(1,639,044)	(463,805)	(4,495,824)		(6,598,673)
Dividends applicable to preferred stock	(270,434)	-			(270,434)
Net loss attributable to common shareholders of Company	$(1,909,478)	$(463,805)	$(4,495,824)		$(6,869,107)

Net loss attributable to Company per common share – basic and diluted	$(0.96)				$(0.34)

Weighted average shares outstanding	1,984,913		18,220,811		20,205,724

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On June 20, 2011, Eagle Ford Oil & Gas Corp. (“Eagle Ford” or the “Company”) acquired all of the membership interests of Sandstone Energy, L.L.C. (“Sandstone”) in exchange for 17,857,113 shares of Common Stock of the Company. Following the acquisition, the shares issued to the former owners of Sandstone constituted 82% of the company’s common stock resulting in a change of control. The Agreement provided for contingent consideration equal to 6% of Eagle Ford’s then issued and outstanding shares of common stock, determined immediately following the Closing Date, on a fully diluted basis, (the “Contingent Consideration”) to all record owners of Eagle Ford’s common stock immediately prior to the Reverse Merger, issued and apportioned to each such owner based upon the percentage of such stock owned immediately prior to the Closing, if and upon successful noncash resolution within one year from Closing Date of an unsatisfied judgment issued against Eagle Ford prior to the acquisition of Sandstone.

The acquisition is accounted for, and referred to herein, as a “Reverse Acquisition” in which Sandstone is deemed to be the “Acquirer” and accounting predecessor and Eagle Ford is deemed to be the “Acquiree”.  The legacy Eagle Ford is referred to herein as “Old Eagle Ford”. Following the Reverse Acquisition the combined company continues to operate under the name Eagle Ford Oil & Gas Corp.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Note 2 – Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position of operations of the combined company based upon the historical financial statements of Eagle Ford and Sandstone, after giving effect to the Reverse Acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of the Reverse Acquisition on Eagle Ford on a pro forma basis.

The accompanying unaudited pro forma condensed combined balance sheet at March 31, 2011 combines the historical consolidated balance sheets of Eagle Ford and Sandstone, giving effect to the Reverse Acquisition as if it had been consummated on March 31, 2011 and included pro forma adjustments for preliminary valuations by management of certain tangible and intangible assets as of the acquisition date of June 20, 2011. These adjustments are subject to further revision upon finalization of the fair value determinations.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of operations of Eagle Ford and Sandstone, giving effect to the Reverse Acquisition as if it had occurred on January 1, 2011 and January 1, 2010, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only
.
Note 3 – Reverse Acquisition

On June 20, 2011, Eagle Ford acquired all of the membership interests of Sandstone in exchange for 17,857,113 shares of common stock of Eagle Ford. Following the acquisition, the shares issued to the former owners of Sandstone constituted 82% of the Company’s common stock resulting in a change of control in which Sandstone controls Eagle Ford post-acquisition. The Agreement provided Contingent Consideration equal to 6% of Eagle Ford’s then issued and outstanding shares of common stock, determined immediately following the Closing Date, on a fully diluted basis to all record owners of Eagle Ford’s common stock immediately prior to the Closing Date, if and upon successful noncash resolution within one year from Closing Date of an unsatisfied judgment issued against Eagle Ford prior to the acquisition of Sandstone.

The acquisition is being accounted for as a “reverse acquisition”, in which Sandstone is deemed to be the Acquirer and accounting predecessor and Eagle Ford is deemed to be the Acquiree, under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations and uses the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. The acquisition method of accounting requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Immediately preceding the acquisition, Eagle Ford shareholder’s held 3,945,027 shares of common stock. The purchase consideration to acquire Old Eagle Ford was based on the fair value of the 3,945,027 shares of common stock, (utilizing the closing price of $0.45 on June 20, 2011) which was determined to be $1,775,262. The purchase consideration to acquire Old Eagle Ford also includes the Contingent Consideration discussed above. The Company is currently finalizing the estimated fair value of the Continent Consideration as of the acquisition date. The estimated fair value when finalized will be based on probability weighted expected discounted future cash flows. The contingent consideration will be marked to market at the end of each fiscal quarter.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Old Eagle Ford’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (June 20, 2011). The following table summarizes the preliminary allocation of the purchase price:

Cash and equivalents	$832
Accounts receivable	1,500
Other current assets	36,653
Oil and gas property	253,671
Goodwill	4,641,061
Total assets acquired	4,933,717

Accounts payable	140,860
Accrued liabilities	559,765
Convertible note, net of $41,267 discount	503,833
Notes payable	1,918709
Notes payable – related parties	35,077
Asset retirement obligation	311
Total liabilities assumed	3,158,455

Net assets acquired	$1,775,262

Assets acquired and liabilities assumed are recognized based on an estimate of their fair value as of the acquisition date. The estimated fair values were determined based on management’s best estimates at the time of this filing. Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns. Any deferred taxes or deferred tax liabilities will be recognized upon the completion of these valuations, if applicable.  This final evaluation of net assets acquired is expected to be completed as soon as a final accounting is performed but no later than one year from the acquisition date. Any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill. As of the date of the Reverse Acquisition, Eagle Ford evaluated goodwill for impairment and determined the goodwill was fully impaired.

Note 4 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Old Eagle Ford’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. There were no balances and transactions between Eagle Ford and Sandstone at the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)
To reflect amounts related to Old Eagle Ford’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. A value of $4,495,824 was assigned to goodwill, representing the difference between the purchase price and the aggregate fair values assigned to the tangible assets acquired less liabilities assumed, assuming the Reverse Acquisition had occurred on March 31, 2011.  There were no separately identifiable intangibles. Preliminary estimates of fair value of tangible assets and assumed liabilities approximated carrying value. Eagle Ford evaluated goodwill for impairment and determined the goodwill was fully impaired as of the date of the Reverse Acquisition.

(b)
To reflect conversion of Series D Preferred Stock into 363,698 shares of common stock and warrants to purchase 1,000,000 shares of common stock immediately prior to the Reverse Acquisition. Due to provisions that could result in modification of the warrant’s exercise price, the fair value of the warrant was recognized as a derivative warrant instrument and will be measured at fair value at each reporting period.

(c)
To eliminate Eagle Ford’s historical shareholder’s equity accounts and Sandstone’s historical members’ equity accounts to reflect issued equity, based on the equity structure of Eagle Ford, to be the sum of: (1) Sandstone’s issued equity immediately prior to the Reverse Acquisition and (2) the fair value of shares issued to shareholders’ of Eagle Ford immediately prior and pursuant to the Reverse Merger.

(d)	To eliminate Eagle Ford’s historical accumulated deficit.

Note 5 – Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for all periods presented in these pro forma condensed combined financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net loss per share for the year ended December 31, 2010 and the three months ended March 31, 2011 is based on weighted average common shares outstanding during the respective periods. The effect of the additional shares of common stock issued as part of the Reverse Acquisition has been included for purposes of presenting pro forma net loss per share.